F i rs t Quar ter 2024 Earn ings Presentat ion May 14, 2024

Disclaimer Forward-Looking Statements. This presentation contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this presentation are forward-looking statements, including, but not limited to, the Company’s financial results, future financial position, expected growth of cash flows, business strategy, budgets, projected costs, projected capital expenditures, taxes, plans, objectives, potential synergies, industry trends and growth opportunities. Forward-looking statements discuss the Company’s current expectations and projections relating to its financial operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. All forward- looking statements are expressly qualified in their entirety by these cautionary statements. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. While Hydrofarm believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s latest annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). Such forward-looking statements are made only as of the date of this presentation. All of the Company’s SEC filings are available online at www.sec.gov. Hydrofarm undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward- looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. Projected Financial Information. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions, and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. Non-GAAP Financial Information. This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance. Management believes these non-GAAP financial measures allow for better comparability of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of the non-GAAP measures used in this presentation to the most directly comparable GAAP measures is provided in the Appendix to this presentation. 2

Business Overview

First Quarter 2024: Key Profitability Metrics Improved Net Sales performance on-track to achieve full year guide • March ‘24 marked the fifth consecutive month of sequential net sales growth • Q1 industry demand levels were generally in-line with our internal expectations Improved Adjusted EBITDA to +$0.3MM from ($2.1MM) last year • Positive Adjusted EBITDA now recognized in three of the last four quarters • Adjusted Gross Profit margin % improved for the fifth consecutive quarter • Adjusted SG&A expense decreased by 24% versus Q1’23 Free Cash Flow improved significantly in Q1 versus last year • Continued to manage working capital and liquidity well • Free Cash Flow increased to ($3.7MM) in Q1’24 from ($10.6MM) in Q1’23 • Q1 seasonally low period for cash flow primarily due to Canadian lawn and garden activity Reaffirming our Outlook for 2024 Adjusted Gross Profit, Adjusted SG&A Expense and Adjusted EBITDA are non-GAAP measures. Please see appendix for reconciliation of non-GAAP to GAAP measures. 4

2024 Strategic Priorities  Positioning brand and product portfolio for potential industry catalysts  Focusing on diverse revenue streams  Driving improved sales mix via Proprietary Brands  Continue right-sizing our cost structure  Further improving our Adjusted EBITDA margin 5

Financial Overview

Financial Summary Adjusted Gross Profit, Adjusted SG&A Expense and Adjusted EBITDA are non-GAAP measures. Please see appendix for reconciliation of non-GAAP to GAAP measures. 7

Margin Improvement Continued in Q1 Adjusted Gross Profit and Adjusted EBITDA are non-GAAP measures. AGPM% refers to 'Adjusted Gross Profit Margin'. Please see appendix for reconciliation of non-GAAP to GAAP measures. Q1 Adjusted Gross Profit Margin % Q1 2023 Q1 2024 Q1 Adjusted EBITDA Margin % -3.4% 0.6% +80 basis point increase in Adj. Gross Profit Margin • Marks the fifth consecutive quarter of AGPM% YoY increases • Driven by productivity improvements at select manufacturing facilities +400 basis point increase in Adj. EBITDA Margin • Aided by restructuring and cost savings initiatives • Facilities, professional fees, insurance, headcount declined 8

Liquidity and Cash Flow Remain Strong 'Total Debt' is defined as Term Loan debt principal outstanding plus finance leases. Net Debt, Liquidity and Free Cash Flow are non-GAAP measures. Please see appendix for reconciliation of non-GAAP to GAAP measures. Cash and cash equivalents $24.2MM Total Debt $130.0MM Net Debt $105.8MM Net Cash Used in Operations ($2.3)MM Capital Expenditures ($1.4)MM Free Cash Flow ($3.7)MM Free Cash Flow improved by +$6.9MM vs. Last Year 9 Balance Sheet Highlights as of March 31, 2024 Cash Flow Highlights 3 months ended March 31, 2024

Revolving Line of Credit  $55MM Total Facility Size  $0MM Drawn and $25MM (estimated) available as of 3/31/24  Adjusted Term SOFR Rate + grid-based spread  Availability varies with borrowing base  Recently extended maturity to June 2026 Senior Secured Term Loan  $120.5MM in principal outstanding as of 3/31/24  Adjusted Term SOFR Rate + 5.50%  No financial maintenance covenants  Principal amortizes 0.25% per quarter until October 2028  Proceeds from Asset Sales subject to debt payment provisions*  0% call premium after October 25, 2023  Matures October 2028 * A portion of the net cash proceeds from 2023 Eugene property sale-leaseback of $8.3MM were not reinvested and were used to paydown debt in Q1’24 (~$1.7MM). Debt maturities schedule includes full year 2024 estimated long-term debt principal payments, based on assumptions as of 3/31/2024. 10 Debt Details Un-utilized Revolving Credit facility and Covenant-light Term Loan that does not mature until 2028

Reaffirming Fiscal 2024 Outlook

Key Financial Metrics and Assumptions

HYDROFARM

Reaffirming 2024 Full Year Outlook

	Key Financial Metrics and Assumptions	Reaffirming 2024 Full Year Outlook
1 Net Sales	• Proprietary product sales to increase as % of total • Improving revenue diversity	**Decline low to high teens in % terms**
2 Adjusted EBITDA	• Productivity in manufacturing • Productivity in distribution centers • SG&A savings to more than offset growth/productivity investments • Minimal non-restructuring inventory reserves or related charges	**Positive Adjusted EBITDA for the Full Year**
3 Free Cash Flow	• Further reduce inventory and working capital levels • Capital expenditures, primarily growth/productivity, of between $4MM to 5MM	**Positive Free Cash Flow for Full Year**

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Appendix

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures ($ in thousands) We define Adjusted EBITDA (non-GAAP) as net loss (GAAP) excluding interest expense, income taxes, depreciation, depletion and amortization, stock-based compensation including employer payroll taxes on stock-based compensation, restructuring charges which represent fundamental changes to our operations, and other non-cash, unusual and/or infrequent costs (i.e., impairments, severance, acquisition and integration expenses, distribution center exit costs, and other income/expense, net), which we do not consider in our evaluation of ongoing operating performance. We define Adjusted Gross Profit (non-GAAP) as gross profit (GAAP) excluding depreciation, depletion, and amortization, restructuring charges, and other non-cash, unusual and/or infrequent costs (i.e., severance and other expenses, and acquisition and integration expenses), which we do not consider in our evaluation of ongoing operating performance. We define Adjusted SG&A (non-GAAP) as SG&A (GAAP) excluding depreciation, depletion, and amortization, stock-based compensation including employer payroll taxes on stock-based compensation, restructuring charges, and other non-cash, unusual and/or infrequent costs (i.e., severance and other expenses, acquisition and integration expenses, and distribution center exit costs), which we do not consider in our evaluation of ongoing operating performance. We define Free Cash Flow (non-GAAP) as Net cash from (used in) operating activities less capital expenditures for property, plant and equipment. We believe this provides additional insight into the Company's ability to generate cash and maintain liquidity. However, Free Cash Flow does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt or other cash flows from financing activities. We define Liquidity as total cash, cash equivalents and restricted cash, plus available borrowing capacity on our Revolving Credit Facility. We define Net Debt as total debt principal outstanding plus finance lease liabilities, less cash, cash equivalents and restricted cash. 1.For the three months ended March 31, 2024, restructuring expenses related primarily to manufacturing facility consolidations, and the charges incurred to relocate and terminate certain facilities. For the three months ended March 31, 2023, restructuring expenses related primarily to the relocation and termination of certain facilities in Canada and the closure of the Company's supply chain management office in China. 2.Includes stock-based compensation and related employer payroll taxes on stock-based compensation for the periods presented. 3.Other income, net related primarily to foreign currency exchange rate gains and losses and other non-operating income and expenses. 4.For the three months ended March 31, 2024, Severance and other charges primarily related to and estimated legal costs related to certain litigation. For the three months ended March 31, 2023, the charges included the sale-leaseback transaction. 5.Gross proceeds of $8.6 million received during the first quarter of 2023 from a sale-leaseback of real estate located in Eugene, Oregon, was classified as a financing activity and is not reflected in cash flows from operating activities or Free Cash Flow. 6.Latest Twelve Months ended March 31, 2024. Refer to individual quarterly earnings releases for further details. 13